REVOCABLE PROXY

                         SPECIAL MEETING OF SHAREHOLDERS
                             OF CITIZENS BANCO, INC.

                                November 24, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas Jones and Jerry Tepper, and either of them, as proxies of the undersigned with full power of substitution to vote as designated below all shares of Citizens Banco, Inc.'s Class B Common Stock, no par value (the "Company Class B Common Stock") that the undersigned held of record on October 26, 1998, at the special meeting of shareholders of Citizens Banco, Inc. (the "Company") to be held on November 24, 1998, or at any postponement or adjournment thereof with respect to the following:

         1. A proposal to approve and adopt the Agreement and Plan of Reorganization dated August 12, 1998, among the Company, its wholly-owned subsidiary Citizens Bank (the "Bank"), Zions Bancorporation ("Zions"), Val Cor Bancorporation, Inc. ("Val Cor"), a wholly-owned subsidiary of Zions, and Vectra Bank Colorado, National Association ("Vectra Bank"), Val Cor's wholly-owned subsidiary, an Agreement of Merger between the Company and Val Cor and an Agreement of Merger between Vectra Bank and the Bank (collectively, the "Plan of Reorganization"), whereby the Company will merge into Val Cor, with Val Cor being the surviving corporation, and the Bank will merge into Vectra Bank, with Vectra Bank being the surviving national banking association. The terms and conditions of the Plan of Reorganization are set forth in the accompanying Proxy Statement/Prospectus.

             [  ] FOR              [  ] AGAINST                 [  ] ABSTAIN

         2. Other matters. The Proxyholders, in their discretion, are authorized to vote on such other business as may properly come before the Special Meeting and any adjournments thereof.




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         THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE FOR  PROPOSAL 1. THE SHARES
REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE PLAN OF REORGANIZATION WITH RESPECT TO SHARES ELIGIBLE TO VOTE ON SUCH PROPOSALS.

Dated:                   , 1998
      -------------------                    -----------------------------------
                                             Signature



                                             -----------------------------------
[label]                                      Printed Name

                                             Each  person  whose  name is on the
                                             certificate   of  Company  Class  B
                                             Common  Stock  should sign above in
                                             the  same   manner  in  which  such
                                             person's name  appears.  If signing
                                             as  a  fiduciary,   give  title.  A
                                             corporation  must  sign its name by
                                             the  president or other  authorized
                                             officer. All co-owners must sign.